Exhibit 21.1

SUBSIDIARIES OF POWERSCHOOL HOLDINGS, INC.

Name	Jurisdiction of Formation
Pinnacle Holdings I LP	Delaware
Pinnacle Holdings II LLC	Delaware
Pinnacle Holdings I GP Inc.	Delaware
VEPF V AIV VI Corp.	Delaware
Severin Topco, LLC	Delaware
Severin Intermediate Holdings, LLC	Delaware
Severin Holdings, LLC	Delaware
Severin Acquisition, LLC	Delaware
PowerSchool Group LLC	Delaware
AccelaSchool LLC	Pennsylvania
PowerSchool Canada ULC	British Columbia, Canada
Infosnap LLC	Delaware
AH Services, LLC	Texas
Interactive Achievement, LLC	Delaware
PowerSchool Special Education LLC	Virginia
Haiku Learning, Inc.	Delaware
SRB Education Solutions US LLC	Arizona
Chalkable, Inc.	Delaware
Spiral Universe, Inc.	Delaware
SunGard Public Sector LLC	Delaware
PowerSchool India Private Limited	India
Hoonuit Holdings, LLC	Delaware
Hoonuit, Inc.	Delaware
Hoonuit, LLC	Delaware
Hoonuit Properties, LLC	Minnesota
Hoonuit I, LLC	Wisconsin
Tembo, LLC	Delaware
Promachos Holding, Inc.	Delaware
Odeon Holdings, LLC	Delaware
PeopleAdmin, Inc.	Delaware
Searchsoft Solutions, Inc.	Indiana
Netchemia, LLC	Delaware
eSchool Solutions, LLC	Delaware
Teacher Match, LLC	Delaware
Performance Matters LLC	Utah
Schoology, Inc.	Delaware
Hobsons, Inc.	Delaware
Naviance, Inc.	Delaware